                                                                   EXHIBIT 10.11















                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                          TRANSCEND THERAPEUTICS, INC.

                                       AND

                     BOEHRINGER INGELHEIM INTERNATIONAL GMBH


                          DATED AS OF FEBRUARY 28, 1997

                                TABLE OF CONTENTS

1.   Certain Defined Terms..................................................   1
     1.1.  Transcend Stock..................................................   1
     1.2.  Purchase Price...................................................   2
     1.3.  Fair Market Value................................................   2

2.   Authorization and Sale of Shares of Transcend Stock....................   2
     2.1.  Authorization of Shares of Transcend Stock.......................   2
     2.2.  Sale of Stock....................................................   2
     2.3.  IPO Notice.......................................................   2
     2.4.  The Closing......................................................   2
     2.5   Extension of the IPO Closing Date by the Company.................   3

3.   Representations of Transcend...........................................   3
     3.1.  Organization and Corporate Power.................................   3
     3.2.  Authorization....................................................   4
     3.3.  Capitalization...................................................   4
     3.4.  Stockholder List and Agreements..................................   5
     3.5.  Financial Statements.............................................   5
     3.6.  Absence of Undisclosed Liabilities...............................   5
     3.7.  Absence of Certain Developments..................................   5
     3.8.  Title to Properties..............................................   6
     3.9.  Tax Matters......................................................   6
     3.10. Contracts and Commitments........................................   6
     3.11. Proprietary Rights; Employee Restrictions........................   7
     3.12. Effect of Transactions...........................................   8
     3.13. Litigation.......................................................   8
     3.14. Business; Compliance with Laws...................................   8
     3.15. Books and Records................................................   8
     3.16. Brokerage........................................................   8
     3.17. Employee Benefit Plans...........................................   9

4.   Representations of BI..................................................   9
     4.1.  Investment Representation........................................   9
     4.2.  Authority........................................................  10
     4.3.  Experience.......................................................  10
     4.4.  Brokerage........................................................  10

5.   Conditions to the Obligations of BI....................................  10
     5.1.  Accuracy of Representations and Warranties.......................  10
     5.2.  Performance......................................................  11
     5.3.  Blue Sky Approvals...............................................  11

     5.4.  Certificates and Documents.......................................  11
     5.5.  Compliance Certificate...........................................  11
     5.6.  Other Agreements.................................................  11
     5.7.  Opinion of Hale and Dorr LLP.....................................  12

6.   Conditions to the Obligations of Transcend.............................  12
     6.1.  Accuracy of Representations and Warranties.......................  12
     6.2.  Delivery of the Aggregate Purchase Price.........................  12
     6.3.  Development Agreement............................................  12
     6.4.  Lock-Up Agreement................................................  13
     6.5.  Co-Sale Agreement................................................  13

7.   Certain Covenants of Transcend.........................................  13
     7.1.  Financial Statements.............................................  13
     7.2.  Conduct of Business..............................................  14
     7.3.  Payment of Taxes, Compliance with Laws, etc......................  14
     7.4.  Insurance........................................................  14
     7.5.  Key Man Life Insurance...........................................  14
     7.6.  Maintenance of Properties........................................  14
     7.7.  Affiliated Transactions..........................................  15
     7.8.  Inspection.......................................................  15
     7.9.  Integration......................................................  15
     7.10. Material Changes and Litigation..................................  15
     7.11. Reservation of Conversion Stock..................................  15
     7.12. Use of Proceeds..................................................  16

8.   Certain Covenants of BI................................................  16
     8.1.  Standstill.......................................................  16
     8.2.  Interpretation...................................................  17
     8.3.  Equitable Remedy.................................................  17
     8.4.  Lock-Up Agreement................................................  17

9.   Transfers of Certain Rights............................................  17

10.  Successors and Assigns.................................................  18

11.  Survival of Representations and Warranties.............................  18

12.  Notices................................................................  18

13.  No Conditions to Effectiveness; Entire Agreement.......................  19

14.  Force Majeure..........................................................  19

15.  Assignment.............................................................  20

16.  Severability...........................................................  20

17.  Applicable Law.........................................................  21

18.  Dispute Resolution; Choice of Forum....................................  21

19.  Entire Agreement.......................................................  21

20.  Headings...............................................................  21

21.  Waiver.................................................................  21

22.  Counterparts...........................................................  22


Exhibit A   Certificate of Amendment of Restated Certificate of Incorporation
Exhibit B   Form of Lock-Up Agreement with Vector Securities International, Inc.
Exhibit C   Opinion of Hale and Dorr LLP

Schedule 3  Exceptions to the Representations and Warranties of Transcend

                            STOCK PURCHASE AGREEMENT
                            ------------------------


     This Agreement dated as of February 28, 1997 is by and among TRANSCEND THERAPEUTICS, INC., a Delaware corporation having its principal place of business at 640 Memorial Drive, Cambridge, Massachusetts 02139 U.S.A. ("TRANSCEND"), and BOEHRINGER INGELHEIM INTERNATIONAL GMBH, a limited liability company organized under the laws of the Federal Republic of Germany having its principal place of business at D-55216 Ingelheim am Rhein Germany ("BI").

                                 R E C I T A L S

     A. Transcend and BI (each, a "PARTY," and together, the "PARTIES") are entering into a Development and License Agreement (the "DEVELOPMENT AGREEMENT") as of the date hereof with respect to their collaboration for the worldwide development and marketing of intravenous formulations of Procysteine(R).

     B. The Development Agreement provides that BI shall purchase shares of capital stock of Transcend, and that the terms of such purchase shall be more fully set forth in a separate Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows:

     1.   CERTAIN DEFINED TERMS.

          1.1. "TRANSCEND STOCK" shall have the following meanings: (a) if on or prior to April 15, 1997 (as such date may be extended pursuant to Section 2.5, the "IPO CLOSING DATE"), Transcend closes an underwritten sale of shares of its common stock, $.01 par value per share (the "COMMON STOCK"), in connection with an effective registration statement under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), which results in the conversion into Common Stock of all shares of Transcend's preferred stock, $.01 par value per share (the "PREFERRED STOCK"), outstanding immediately prior to the sale of such Common Stock (an "IPO"), Transcend Stock shall mean Common Stock (which shall be issued as restricted securities and not registered as part of such IPO); and (b) in all other cases, Transcend Stock shall mean a new series of Transcend's Preferred Stock to be known as Series D Convertible Preferred Stock, $.01 par value per share ("SERIES D PREFERRED STOCK"), the terms of which shall be substantially as set forth in the Certificate of Amendment of Restated Certificate of Incorporation (the "CERTIFICATE OF AMENDMENT") attached hereto as EXHIBIT A.

          1.2. "PURCHASE PRICE" shall have the following meanings: (a) the Purchase Price of Common Stock shall be the per-share price to the public in the IPO, and (b) the Purchase Price of Series D Preferred Stock shall be the Fair Market Value.

          1.3. "FAIR MARKET VALUE" shall be determined by mutual agreement of Transcend and BI taking into consideration such factors as the progress of Transcend and the issuance of any debt or equity securities subsequent to the date hereof, adjusted to reflect stock dividends, stock splits, reverse stock splits or recapitalizations; PROVIDED, HOWEVER, that the Fair Market Value shall not be less than $11.75 per share and shall not exceed $20 per share.

     2.   AUTHORIZATION AND SALE OF SHARES OF TRANSCEND STOCK.

          2.1. AUTHORIZATION OF SHARES OF TRANSCEND STOCK. Transcend (i) if the Shares (as defined in Section 2.2) constitute Common Stock, has duly authorized the issuance of such number of shares of Common Stock as provided under Section 2.2, having the rights, restrictions, privileges and preferences set forth in Transcend's Restated Certificate of Incorporation (the "RESTATED CERTIFICATE"), and (ii) if the Shares constitute Series D Preferred Stock, shall have duly authorized the issuance before the Closing (as defined in Section 2.4) of such number of shares of Series D Preferred Stock as provided under Section 2.2, having the rights, restrictions, privileges and preferences set forth in the Certificate of Amendment (as defined in Section 1.1).

          2.2. SALE OF STOCK. Subject to the terms and conditions of this Agreement, at the Closing Transcend shall sell and issue to BI, and BI shall purchase from Transcend, such number of shares of Transcend Stock as is equal to $5,000,000 (the "AGGREGATE PURCHASE PRICE") divided by the applicable Purchase Price, payable as set forth in Section 2.3 of this Agreement. Such number of shares of Transcend Stock (i.e., Common Stock or Series D Preferred Stock, as the case may be) are hereinafter referred to as the "SHARES."

          2.3. IPO NOTICE. Transcend shall keep BI reasonably informed regarding its progress toward effecting an IPO, and shall provide written notice to BI concerning the closing of an IPO as far in advance thereof as is reasonably practicable, and in any event at least three (3) days prior to any such closing. Transcend shall also provide written notice to BI one day after the IPO Closing Date in the event that an IPO has not closed on or before the IPO Closing Date, notifying BI of such fact and setting a date for the Closing (as defined below), which shall be at least five (5) days after the date of such notice.

          2.4. THE CLOSING. The closing (the "CLOSING") of the sale and purchase of the Shares shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at 10:00 a.m., Boston time, (a) if the Shares constitute Common Stock, concurrently with or prior to the closing of an IPO, but in any case, no later than the IPO Closing Date; (b) if the Shares constitute Series D Preferred Stock, on the date specified by Transcend in its notice pursuant to
Section 2.3, which shall be on or prior to the fifteenth day after the IPO Closing Date; or (c) at such other time, date and place as are mutually agreeable to Transcend and BI. The date of the Closing is hereinafter referred to as the "CLOSING DATE." At the Closing, Transcend shall deliver to BI a certificate representing the Shares, registered in the name of BI, against payment to Transcend of the Aggregate Purchase Price by BI by wire transfer, certified or cashier's check or other method acceptable to Transcend. If at the Closing any of the conditions specified in Section 5 of this Agreement shall not have been fulfilled within 30 days after notice thereof to Transcend, BI shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment. If at the Closing any of the conditions specified in
Section 6 of this Agreement shall not have been fulfilled within 30 days after notice thereof to BI, Transcend shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

          2.5 EXTENSION OF THE IPO CLOSING DATE BY THE COMPANY. Notwithstanding anything else to the contrary in this Section 2, Transcend shall have the right, upon three (3) days' notice to BI, to extend the IPO Closing Date to a date not later than May 15, 1997. Upon extension, such date shall thereafter be deemed the IPO Closing Date for all purposes under this Agreement.

     3. REPRESENTATIONS OF TRANSCEND. Except as otherwise disclosed on the schedules to this Section 3, Transcend hereby represents and warrants to BI as follows:

          3.1. ORGANIZATION AND CORPORATE POWER. Transcend is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise) of Transcend. Transcend has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and the other agreements, documents and instruments contemplated hereby (collectively, the "FINANCING DOCUMENTS"), and generally to carry out the transactions contemplated hereby. The copies of the Restated Certificate and the By-laws of Transcend, as amended to date, which have been furnished to BI by Transcend, are correct and complete at the date hereof. Transcend is not in violation of any term of its Restated Certificate or By-laws, or in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to Transcend or to which Transcend is a party except where such a violation would not have a material adverse effect on the condition (financial or otherwise) of Transcend.

          3.2. AUTHORIZATION. The Financing Documents are valid and binding obligations of Transcend, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity. The execution, delivery and performance of the Financing Documents have been duly authorized by all necessary corporate or other action of Transcend. The issuance, sale and delivery of the Shares and the issuance and delivery of shares of Common Stock issuable upon conversion of shares of Series D Preferred Stock, if any, purchased hereunder ("CONVERSION SHARES"), have been, or will be prior to the Closing, duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of Transcend. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Conversion Shares when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable. Except for routine state securities law filings, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required of Transcend in connection with the execution and delivery of the Financing Documents, or the issuance and delivery of the Shares in accordance with the terms of this Agreement or the consummation of any other transaction contemplated hereby or by the other Financing Documents.

          3.3. CAPITALIZATION. Immediately prior to the Closing, the authorized capital stock of Transcend shall consist of 25,000,000 shares of Common Stock, of which 787,382 shares are issued and outstanding, 12,991,000 shares of Series A Convertible Preferred Stock, $.01 par value per share (the "SERIES A PREFERRED STOCK"), 9,916,330 of which are issued and outstanding, 3,000,000 shares of Series B Convertible Preferred Stock, $.01 par value per share (the "SERIES B PREFERRED STOCK"), 690,775 of which are issued and outstanding, 4,255,319 shares of Series C Convertible Preferred Stock, $.01 par value per share (the "SERIES C PREFERRED STOCK"), all of which are issued and outstanding, if the Shares consist of Series D Preferred Stock, 425,532 shares of Series D Preferred Stock, none of which are issued and outstanding, and 1,039,000 shares of Non-Convertible Preferred Stock, $.01 par value per share (the "NON-CONVERTIBLE PREFERRED STOCK"), all of which are issued and outstanding. All of the issued and outstanding shares of Transcend's capital stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with applicable Federal and state securities laws. Except as set forth on SCHEDULE 3.3 hereto, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of Transcend is authorized or outstanding, (ii) there is not any commitment or offer of Transcend to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of Transcend, (iii) Transcend has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof and (iv) there are no restrictions on the transfer of Transcend's capital stock other than those arising from securities laws. Except as set forth in SCHEDULE 3.3, no person or entity is entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of Transcend, or (ii) any rights with respect to the registration of any capital stock of Transcend under the Securities Act.

          3.4.   STOCKHOLDER LIST AND AGREEMENTS. Included as part of SCHEDULE
3.4 hereto is a complete and accurate list of the stockholders of Transcend as of the date hereof. Except as set forth on SCHEDULE 3.4 hereto, there are no agreements, written or oral, between Transcend and any holder of its capital stock, or, to the best knowledge of Transcend, between or among any holders of its capital stock, relating to the acquisition, disposition or voting of the capital stock of Transcend.

          3.5. FINANCIAL STATEMENTS. Transcend has furnished to BI the audited balance sheet of Transcend as of December 31, 1996 (the "BALANCE SHEET DATE") and the related audited statements of operations, statements of stockholders' equity and statements of cash flows for the year ending December 31, 1996 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements (including the footnotes thereto) were prepared in accordance with generally accepted accounting principles consistently applied during the period covered thereby, are correct, complete and in accordance with the books and records of Transcend in all material respects, and fairly and accurately present the financial position of Transcend on the dates of such statements and the results of its operations for the periods covered thereby.

          3.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent expressly disclosed in the Financial Statements, Transcend has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements which, in both cases, are not material to the financial condition or operating results of Transcend.

          3.7. ABSENCE OF CERTAIN DEVELOPMENTS. Since the Balance Sheet Date, there has been (i) no material adverse change in the condition (financial or otherwise) of Transcend or in the assets, liabilities, properties or business of Transcend, (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of Transcend, (iii) no waiver of any valuable right of Transcend or cancellation of any debt or claim held by Transcend, (iv) no loan by Transcend to any officer, director, employee or stockholder of Transcend, or any agreement or commitment therefor, (v) no material increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of Transcend, (vi) no material loss, destruction or damage to any property of Transcend whether or not insured, (vii) no labor disputes involving Transcend and no material change in the personnel of Transcend or the terms and conditions of their employment, and (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by Transcend otherwise than for fair value in the ordinary course of business.

          3.8. TITLE TO PROPERTIES. Transcend has good and marketable title to all of its properties and assets, free and clear of all material liens, restrictions or encumbrances, except as disclosed in the Financial Statements. All machinery and equipment included in such properties which is necessary to the business of Transcend is in good condition and repair, and all leases of real or personal property to which Transcend is a party are fully effective and afford Transcend peaceful and undisturbed possession of the subject matter of the lease. Transcend is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned properties; Transcend, in its capacity as lessee, is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its leased properties, nor has it received any notice of violation with which it has not complied.

          3.9. TAX MATTERS. Transcend has filed all foreign, federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owed by it, except taxes which have not yet accrued or otherwise become due. The provision for taxes on the Financial Statements is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of Transcend, and any applicable taxes owing to any foreign jurisdiction, whether or not assessed or disputed. All taxes and other assessments and levies which Transcend is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. With regard to the income tax returns of Transcend, Transcend has not received notice of any audit or of any proposed deficiencies from any taxing authority, and no controversy with respect to taxes of any type is pending or, to the knowledge of Transcend, threatened. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by Transcend for any year.

          3.10. CONTRACTS AND COMMITMENTS. Included as part of SCHEDULE 3.10 hereto is a list of all agreements of any nature to which Transcend is a party or by which it or any of its properties is bound, which are material to the conduct and operations of such business and properties including without limitation (a) each agreement which requires future expenditures by Transcend in excess of $50,000 or which might result in payments to Transcend in excess of $50,000, (b) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (c) any agreement with any stockholder, officer or director of Transcend, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity and (d) any agreement relating to the Proprietary Rights (as defined in Section 3.11). All such agreements are valid, binding and in full force and effect. Neither Transcend nor, to the best of Transcend's knowledge, any of its employees, officers or directors, is a party to any oral or written contract or agreement prohibiting them from freely competing or engaging in the business or businesses of Transcend and its employees. Transcend is not in default under any contract, obligation or commitment, and, to the best knowledge of Transcend, there is no state of facts which upon notice or lapse of time or both would constitute such a default. To the best of Transcend's knowledge, no key employee of Transcend is in default under any contract, obligation or commitment with any of their former employers, and to the best knowledge of Transcend, there is no state of facts which upon notice or lapse of time or both would constitute such a default.

          3.11. PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS. Transcend has ownership of or license to use all patent, copyright, trademark or other proprietary rights (collectively, the "PROPRIETARY RIGHTS") used or to be used in its business as presently conducted or contemplated, and, to Transcend's knowledge, neither the present nor contemplated business, activities or products of Transcend infringe any such patent, copyright, trademark or other proprietary rights of others. Transcend has not received any notice or other claim from any person asserting that any of Transcend's present or contemplated activities infringe or may infringe any such rights of such person. Transcend has, to its knowledge, the right to use, free and clear of claims or rights of others, all trade secrets, programming processes, software and other information required for or incident to its products or its business as presently conducted or contemplated. Transcend has taken all steps required to establish and preserve its ownership of all copyright, trade secret and other proprietary rights with respect to its products and technology, except such rights as Transcend has reasonably determined are not material to Transcend's continuing business operations. Transcend is not making unlawful use of any confidential information or trade secrets of any past or present employees of Transcend. Neither Transcend nor, to the best knowledge of Transcend, any of Transcend's employees, have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers. The activities of Transcend's employees on behalf of Transcend do not violate any agreements or arrangements known to Transcend which any such employees have with former employers.

          3.12. EFFECT OF TRANSACTIONS. The execution, delivery and performance by Transcend of the Financing Documents does not and will not conflict with or result in any default under any material contract, obligation or commitment of Transcend, or any charter provision, by-law or corporate restriction of Transcend or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of Transcend, except pursuant to this Agreement, or violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to Transcend.

          3.13. LITIGATION. Except as set forth in SECTION 3.13 of the Disclosure Schedule, there is no litigation or governmental proceeding or investigation pending or, to the best of Transcend's knowledge, threatened (a) against Transcend affecting any of its properties or assets, or (b) against any officer or key employee of Transcend, or (c) which may adversely affect the business, properties, assets or financial condition of Transcend or (d) which may call into question the validity, or materially hinder the enforceability or performance, of the Financing Documents, nor, to the best of Transcend's knowledge, has there occurred any event nor does there exist any condition which could reasonably be expected to be the basis upon which any litigation, proceeding or investigation might properly be instituted.

          3.14. BUSINESS; COMPLIANCE WITH LAWS. Transcend has all material franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as is presently conducted. Transcend is not in material violation of any law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its business as it is presently conducted.

          3.15. BOOKS AND RECORDS. The minute books of Transcend contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of Transcend is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of Transcend.

          3.16. BROKERAGE. Other than with respect to Vector Securities International, Inc., there are no claims for and no person is entitled to any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Transcend.

          3.17. EMPLOYEE BENEFIT PLANS. Except as contemplated by the Financing Documents or as set forth in SECTION 3.17 of the Disclosure Schedule, Transcend does not maintain or contribute to any employee benefit plans. Transcend is and has been in material compliance with the provisions of all laws or rules or regulations applicable to any employee benefit plan maintained or contributed to by Transcend for the benefit of its employees and, to the best knowledge of Transcend, there are no claims pending or threatened with respect to any of such employee benefit plans. Transcend does not maintain or contribute to, and has never maintained or contributed to, any qualified retirement plan that is subject to the minimum funding requirements of Section 412 of the United States Internal Revenue Code of 1986, as amended. There are no unfunded obligations of Transcend under any retirement, pension, profit-sharing or deferred compensation plan or program. Transcend is not required to make any payments or contributions to any employee benefit plan pursuant to any collective bargaining agreement. Transcend has never maintained or contributed to any employee benefit plan providing or promising any health or other non-pension benefits to terminated employees. For purposes of this Section, the term "Company" includes all entities that have controlled, have been under the control of, or have been under common control with, Transcend.

     4.   REPRESENTATIONS OF BI.

     BI represents and warrants to Transcend as follows:

          4.1.   INVESTMENT REPRESENTATION.

                 (a) BI has not relied upon the advice of a "purchaser representative," as defined in Regulation D under the Securities Act, in evaluating the risks and merits of an investment in the Shares.

                 (b) BI has had an opportunity to ask questions of and receive answers from Transcend, or a person or persons acting on Transcend's behalf, concerning the terms and conditions of the Shares.

                 (c) BI understands that the Shares have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction and have been sold in reliance upon exemptions for private offerings, and that, while Transcend may in the future register the Shares, it is under no obligation to do so, except as set forth in the Amended Registration Rights Agreement (as defined in Section 5.6), and BI further understands that BI is acquiring the Shares without being furnished any offering literature or prospectus.

                 (d) BI represents that the Shares are being acquired solely for its own account, for investment and not with a current view to or for the resale, distribution, subdivision, or fractionalization thereof. BI has no present plans to enter into any contract, undertaking, agreement or arrangement relating thereto.

                 (e) BI acknowledges and is aware that there are substantial restrictions on the transferability of the Shares; the Shares cannot be resold unless such Shares are registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available; and except as set forth in the Amended Registration Rights Agreement, BI has no rights to require that the Shares be registered under the Securities Act.

                 (f) BI has such knowledge and experience in financial and business matters that it is capable of evaluating the relative risks and merits of an investment in the Shares.

                 (g) BI is a limited liability company organized under the laws of the Federal Republic of Germany having its principal place of business at D-55216 Ingelheim am Rhein Germany.

          4.2. AUTHORITY. BI has full power and authority to execute, deliver and perform this Agreement and each other Financing Document to which BI is a party in accordance with its terms. BI has not been organized, reorganized or recapitalized specifically for the purpose of investing in Transcend.

          4.3. EXPERIENCE. BI has adequate net worth and means to provide for its current needs and contingencies and the financial capacity to sustain a complete loss of its investment in Transcend.

          4.4. BROKERAGE. There are no claims for and no person is entitled to any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of BI.

     5.   CONDITIONS TO THE OBLIGATIONS OF BI.

          The obligations of BI under this Agreement are subject to the fulfillment, or the waiver by BI, of the conditions set forth in this Section 5 on or before the Closing Date.

          5.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Transcend contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date, except for any representation or warranty made as of a particular date, which shall be true as of such date.

          5.2. PERFORMANCE. Transcend shall have performed and complied with all material agreements and conditions contained in this Agreement required to be performed or complied with by Transcend prior to or at the Closing.

          5.3. BLUE SKY APPROVALS. Transcend shall have received all requisite approvals, if any, of the securities authorities of each jurisdiction in which such approval is required, and such approvals shall be in full force and effect on the Closing Date.

          5.4.   CERTIFICATES AND DOCUMENTS. Transcend shall have delivered to
BI:

                 (a) A copy of the Restated Certificate, including the Certificate of Amendment if the Shares constitute Series D Preferred Stock, as in effect immediately prior to the Closing, certified by the Secretary of State of the State of Delaware and a certificate, as of recent date, of the Secretary of State of the State of Delaware as to Transcend's good standing;

                 (b) A certificate of the Secretary or Assistant Secretary of Transcend dated as of the Closing Date, certifying as to (i) the incumbency of officers of Transcend executing the Financing Documents and all other documents executed and delivered in connection herewith, (ii) a copy of the By-Laws of Transcend, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of Transcend authorizing and approving Transcend's execution, delivery and performance of the Financing Documents, all matters in connection with the Financing Documents, and the transactions contemplated thereby;

                 (c) A stock certificate duly executed by Transcend for the Shares issued in the name of Boehringer Ingelheim International GmbH.

          5.5. COMPLIANCE CERTIFICATE. Transcend shall have delivered to BI a certificate, executed by the President of Transcend as of the Closing Date, certifying to the fulfillment of all of the conditions to BI's obligations under this Agreement, as set forth in this Section 5.

          5.6.   OTHER AGREEMENTS.

                 (a) DEVELOPMENT AGREEMENT. Transcend shall have executed and delivered, and not be in material breach or default with respect to its obligations under, the Development Agreement.

                 (b) REGISTRATION RIGHTS AGREEMENT. Transcend shall have executed and delivered to BI a Third Amended and Restated Registration Rights Agreement by and among Transcend and the Holders (as defined therein) (the

"AMENDED REGISTRATION RIGHTS AGREEMENT"), setting forth certain rights and obligations of BI and Transcend with respect to registration of the Shares under the Securities Act, which rights and obligations shall be substantially the same as those of the current Holders (as defined in the Second Amended and Restated Registration Rights Agreement dated August 21, 1996), except that after ____________, 1998, BI may require the registration of its Shares under terms otherwise in accordance with such Registration Rights Agreement.

                 (c) RIGHT OF FIRST REFUSAL AGREEMENT. In the event that the Shares constitute Series D Preferred Stock, Transcend shall have executed and delivered to BI an amendment to the Right of First Refusal Agreement dated April 5, 1994, as amended December 22, 1995, by and among Transcend and the Holders (as defined therein) (the "RIGHT OF FIRST REFUSAL AGREEMENT"), making BI a Holder as defined therein.

                 (d) CO-SALE AGREEMENT. In the event that the Shares constitute Series D Preferred Stock, Transcend shall have executed and delivered to BI an Amendment to Right of First Refusal and Co-Sale Agreement dated April 5, 1994, as amended December 22, 1995, by and among Transcend and the Holders (as defined therein) (the "CO-SALE AGREEMENT"), making BI a Holder as defined therein.

          5.7 OPINION OF HALE AND DORR LLP. BI shall have received an opinion of Hale and Dorr LLP, counsel to Transcend, dated the Closing Date addressed to BI in substantially the form attached hereto as EXHIBIT C.

     6.   CONDITIONS TO THE OBLIGATIONS OF TRANSCEND.

     The obligations of Transcend under this Agreement are subject to the fulfillment, or the waiver by Transcend, of the conditions set forth in this
Section 6 on or before the Closing Date.

          6.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of BI contained in Section 4 shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date, except for any representation or warranty made as of a particular date, which shall be true as of such date.

          6.2. DELIVERY OF THE AGGREGATE PURCHASE PRICE. BI shall have delivered, in compliance with Section 2, the Aggregate Purchase Price.

          6.3. DEVELOPMENT AGREEMENT. BI shall have executed and delivered, and not be in material breach or default with respect to its obligations under, the Development Agreement.

          6.4. LOCK-UP AGREEMENT. In the event that the Shares constitute Common Stock, BI shall have executed and delivered to Transcend and to the underwriters of the IPO an agreement, in substantially the form attached hereto as EXHIBIT B (the "LOCK-UP AGREEMENT"), providing that BI shall not sell or otherwise transfer the Shares until 360 days after the closing of the IPO.

          6.5. CO-SALE AGREEMENT. In the event that the Shares constitute Series D Preferred Stock, BI shall have executed and delivered to Transcend an Amendment to the Co-Sale Agreement making BI a Holder as defined therein.

     7.   CERTAIN COVENANTS OF TRANSCEND.

     Transcend covenants and agrees that, if any shares of Series D Preferred Stock are issued hereunder and for so long as at least 25% of such shares of Series D Preferred Stock are held by BI, it will perform and observe the following covenants and provisions:

          7.1. FINANCIAL STATEMENTS. Transcend will maintain books of account in accordance with generally accepted accounting principles applied on a consistent basis, keep full and complete financial records and furnish to BI the following reports:

                 (a) within 90 days after the end of each fiscal year, a copy of the balance sheet of Transcend as at the end of such year, together with statements of operations, stockholders' equity and cash flows of Transcend for such year, audited and certified by Ernst & Young or other independent public accountants of recognized national standing reasonably satisfactory to BI, prepared in accordance with generally accepted accounting principles and practices consistently applied;

                 (b) within 25 days after the end of each month, an unaudited balance sheet of Transcend as at the end of such month and unaudited statements of operations, stockholders' equity, cash flows, summaries of bookings and backlogs of Transcend for such month;

                 (c) within 45 days after the end of each quarter, commencing March 31, 1997 an unaudited balance sheet of Transcend as at the end of such quarter and for the year to date, and unaudited statements of operations, stockholders' equity, cash flows, summaries of bookings and backlogs for such period and for the current fiscal year to the end of such period, each of the foregoing financial statements described in clauses (a), (b) and (c) hereof to be prepared on a consolidated basis if Transcend then has any subsidiaries, to set forth in comparative form the corresponding figures for the prior fiscal period and the forecasts for such period and to include a brief written discussion and analysis by the President of such annual and quarterly financial statements, including a comparison of the performance against the operating plan and corresponding periods in prior years; and

                 (d) such other financial information, as BI may reasonably request, including, without limitation, certificates of the principal financial officer of Transcend concerning compliance with the covenants of Transcend under this Section 7.

          7.2. CONDUCT OF BUSINESS. Transcend will continue to engage principally in the business now conducted by Transcend. Transcend will keep in full force and effect its corporate existence and all patents and other intellectual property rights used or useful in its business (except such rights as the Board of Directors of Transcend, in its reasonable business judgment, has determined are not material to Transcend's continuing operations).

          7.3. PAYMENT OF TAXES, COMPLIANCE WITH LAWS, ETC. Transcend will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that Transcend shall not be required to pay and discharge any such tax, assessment, charge, levy, or claim so long as the validity thereof is being contested by Transcend in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. Transcend will use its best efforts to comply with all applicable laws and regulations in the conduct of its business including, without limitation, all environmental laws.

          7.4. INSURANCE. Transcend will keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage sufficient in the reasonable business judgment of Transcend to protect Transcend. Transcend will also maintain with such insurers insurance against other hazards and risks and liability to persons and property which, in the reasonable business judgment of Transcend, is customary in the industry in which Transcend operates for companies of comparable size.

          7.5. KEY MAN LIFE INSURANCE. Transcend will maintain term life insurance upon the life of the Chief Executive Officer in the amount of $2,000,000, with the proceeds payable to Transcend.

          7.6. MAINTENANCE OF PROPERTIES. Transcend will maintain all properties used or useful in the conduct of its business in good repair, working order and condition as is reasonably necessary to permit such business to be properly and advantageously conducted.

          7.7. AFFILIATED TRANSACTIONS. Except for the Financing Documents and the documents contemplated by the Financing Documents, all transactions by and between Transcend and any officer, employee or stockholder of Transcend or persons controlled by or affiliated with such officer, employee or stockholder, shall be conducted on an arms-length basis, shall be on terms and conditions no less favorable to Transcend than could be obtained from non-related persons and shall be approved by the Board of Directors of Transcend after full disclosure of the terms thereof, for which purpose the interested party, if a Director, and any affiliate of the interested party who is a Director, shall not be entitled to vote.

          7.8. INSPECTION. Transcend shall, upon reasonable prior notice to Transcend, permit authorized representatives of BI to visit and inspect any of the properties of Transcend including its books of account (and to make copies thereof and take extracts therefrom), and to discuss the affairs, finances and accounts of Transcend with its officers and independent accountants, all at the expense of BI and at such reasonable times and as often as may be reasonably requested.

          7.9. INTEGRATION. Neither Transcend nor any affiliate (as such term is defined in Rule 501(b) of the Securities Act) of Transcend will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) that will be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act.

          7.10. MATERIAL CHANGES AND LITIGATION. Transcend promptly (and, in any event, not later than the date of release of such information to the public generally) shall notify BI or their transferees of any material adverse change in the business, properties, assets, or condition (financial or otherwise) of Transcend and of any litigation or governmental proceeding or investigation pending (or, to the best knowledge of Transcend, threatened) against Transcend or against any officer, director, key employee, or principal stockholder of Transcend, that materially adversely affects (or if adversely determined, would be likely to materially adversely affect) its present or proposed business, properties, assets, or condition (financial or otherwise) taken as a whole. Transcend will also promptly notify BI or their transferees of any facts which, if such facts had existed at the Closing, would have constituted a material breach of the representations and warranties contained herein.

          7.11. RESERVATION OF CONVERSION STOCK. Transcend will, upon any increase in the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock, reserve additional shares of Common Stock for issuance upon such conversion, so that the number of shares of Common Stock so reserved will not at any time be less than the number of such shares issuable upon such conversion.

          7.12. USE OF PROCEEDS. Transcend will not use the proceeds from the sale of the Shares hereunder other than in connection with the development activities described in the Development Agreement.

     8.   CERTAIN COVENANTS OF BI.

          8.1. STANDSTILL. Except pursuant to the terms of this Agreement, the Co-Sale Agreement and the Right of First Refusal Agreement, or upon conversion of the Series D Preferred Stock into Common Stock, BI agrees that until December 31, 2000, BI will not, and will exercise its best efforts to not allow any of its affiliates or associates (as such terms are used in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), these terms to have such meaning throughout this Section), from and after the date that such person becomes an affiliate or associate unless in any such case specifically invited to do so by the Board of Directors of Transcend, to:

                 (a) acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire by purchase, by gift, by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act, such terms to have such meaning throughout this Section) or otherwise, any (i) material assets, businesses or properties of Transcend other than in the ordinary course of business or pursuant to the express terms of the Development Agreement, or
(ii) additional shares of Common Stock, Series D Preferred Stock or any other securities of Transcend convertible into, exchangeable for or exercisable for Common Stock (all such securities, collectively, "VOTING SECURITIES");

                 (b) participate in the formation or encourage the formation of any "person" (as such term is used in Section 13(d)(3) of the Exchange Act, such term to have such meaning throughout this Section) which owns or seeks to acquire beneficial ownership of any Voting Securities, or join or in any way participate with any such person in such action;

                 (c) solicit, or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, these terms to have such meaning throughout this Section) with respect to Transcend;

                 (d) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to Transcend or induce any other person to initiate any stockholder proposal which would in any way be inconsistent with the provisions of this Section 8.1;

                 (e) seek to place any representative on the Board of Directors of Transcend, or seek to have called any meeting of the stockholders of Transcend;

                 (f) deposit any Voting Securities in a voting trust or, unless specifically contemplated by this Agreement, subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities; or

                 (g) otherwise act, alone or in concert with others, to (i) seek to control the management, Board of Directors, policies or affairs of Transcend or solicit, propose, seek to effect or negotiate with any other person (including, without limitation, Transcend) with respect to any form of business combination or other extraordinary transaction with Transcend or any of its subsidiaries or any restructuring, recapitalization, similar transaction or other transaction not in the ordinary course of business with respect to Transcend or any of its subsidiaries; (ii) solicit, make or propose or negotiate with any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any securities of Transcend or any of its subsidiaries; or (iii) publicly disclose an intent, purpose, plan or proposal with respect to Transcend, any of its subsidiaries or any securities or assets of Transcend or any of its subsidiaries, that would violate the provisions of this Section 8.1(g), or assist, participate in, facilitate or solicit any effort or attempt by any person to do so or seek to do any of the foregoing.

          8.2. INTERPRETATION. For all purposes of this Section, the term Common Stock shall include any securities of any issuer entitled to vote generally for the election of directors of such issuer which securities the holders of Transcend Common Stock shall have received or as a matter of right be entitled to receive as a result of (i) any capital reorganization or reclassification of the capital stock of Transcend, (ii) any consolidation, merger or share exchange of Transcend with or into another corporation or (iii) any sale of all or substantially all the assets of Transcend.

          8.3. EQUITABLE REMEDY. BI acknowledges and agrees that irreparable damage would occur if any of the provisions of this Section were not performed in accordance with their specific terms or were otherwise materially breached. Accordingly, Transcend will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of any jurisdiction, this being in addition to any other remedy to which Transcend may be entitled at law or in equity.

          8.4. LOCK-UP AGREEMENT. In the event that the Shares constitute Common Stock, BI shall execute and deliver to Transcend the Lock-Up Agreement at the Closing.

     9.   TRANSFERS OF CERTAIN RIGHTS.

                 (a) Subject to the provisions of the Financing Documents, the rights granted to BI herein may be transferred or succeeded to only by an assignee of the rights of BI under the Development Agreement, assigned in compliance with the Development Agreement; PROVIDED, HOWEVER, that Transcend is given written notice by the assignee at the time of such assignment stating the name and address of the assignee and identifying the securities with respect to which such rights are being assigned. Subsequent to the termination of the Development Agreement, the rights granted to BI may not be assigned by BI without the prior written consent of Transcend, which shall not be unreasonably withheld.

                 (b) A transferee to whom rights are transferred pursuant to this Section 9 may not again transfer such rights to any other person or entity, other than in compliance with the Development Agreement and paragraph (a) above.

                 (c) Notwithstanding anything to the contrary contained in this Agreement, each certificate representing the Shares shall bear a legend substantially in the following form and any transfer of the Shares shall be subject to the restrictions described in that legend and the Financing
Documents:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be transferred or otherwise disposed of unless and until such shares are registered under the Act and such laws or (1) registration under applicable state securities is not required and (2) an opinion of counsel satisfactory to Transcend is furnished to Transcend, to the effect that such registration under the Act is not required.

     10.  SUCCESSORS AND ASSIGNS.

          The provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors, and administrators of the parties hereto.

     11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          The representations, warranties, covenants, promises and agreements contained in this Agreement or in any other Financing Documents shall survive and remain in full force and effect after the Closing, without regard to any investigation made at any time by BI or on its behalf.

     12.  NOTICES.

          Any consent, notice or report required or permitted to be given or made under this Agreement shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed as indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

     If to Transcend:    Transcend Therapeutics, Inc.
                         640 Memorial Drive
                         Cambridge, MA  02139
                         Attention:  Chief Executive Officer
                         Telephone:  (617) 374-1200
                         Telecopy:   (617) 374-1202

     with a copy to:     Hale and Dorr LLP
                         60 State Street
                         Boston, MA  02109
                         Attention:  Steven D. Singer, Esq.
                         Telephone:  (617) 526-6000
                         Telecopy:   (617) 526-5000

     If to BI:           Boehringer Ingelheim International GmbH
                         D-55216 Ingelheim am Rhein
                         Germany
                         Attention:  Corporate Licensing
                         Telephone:  011 49 61 32 77 34 08
                         Telecopy:   011 49 61 32 77 35 83


     with a copy to:     Boehringer Ingelheim International GmbH
                         D-55216 Ingelheim am Rhein
                         Germany
                         Attention:  Head of Legal Department
                         Telephone:  011 49 61 32 77 34 06
                         Telecopy:   011 49 61 32 77 35 83

     13.  NO CONDITIONS TO EFFECTIVENESS; ENTIRE AGREEMENT.

          There are no conditions to the effectiveness of this Agreement. This Agreement, together with the instruments and other documents hereby contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.

     14.  FORCE MAJEURE.

          Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; PROVIDED, HOWEVER, that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

     15.  ASSIGNMENT.

          This Agreement may not be assigned or otherwise transferred by either Party without the consent of the other Party; PROVIDED, HOWEVER, that either Transcend or BI may, without such consent, assign its rights and obligations under this Agreement (a) in connection with a corporate reorganization, to any affiliate, all or substantially all of the equity interest of which is owned and controlled by such Party or its direct or indirect parent corporation, or (b) in connection with a merger, consolidation or sale of substantially all of such Party's assets to an unrelated third party; PROVIDED, HOWEVER, that such Party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

     16.  SEVERABILITY.

          Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is reasonable to assume that the Parties would not have entered into this Agreement without the invalid provisions.

     17.  APPLICABLE LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.

     18.  DISPUTE RESOLUTION; CHOICE OF FORUM.

          Any disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder shall be settled in accordance with the procedures set forth in the Development Agreement.

     19.  ENTIRE AGREEMENT.

          This Agreement, together with the appendices hereto and the Development Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes the Letter Agreement dated January 13, 1997, between Transcend and BI. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties.

     20.  HEADINGS.

          The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

     21.  WAIVER.

          The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

     22.  COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

TRANSCEND THERAPEUTICS, INC.


By:    /s/ Hector J. Gomez
       -------------------------------------
Name:  Hector J. Gomez, M.D., Ph.D.
       President and Chief Executive Officer


BOEHRINGER INGELHEIM INTERNATIONAL GmbH


By:   /s/  H. Peter Gieseler                By:   /s/  Hans-Peter Muller
      -----------------------------               -----------------------------
Name: /s/  H. Peter Gieseler                Name: /s/  Hans-Peter Muller
      -----------------------------               -----------------------------
                                                  Legal Department